                                                                    EXHIBIT 1.01

--------------------------------------------------------------------------------

                                G+G RETAIL, INC.

                                       and

                            G&G RETAIL HOLDINGS, INC.

                           107,000 Units consisting of

                       11% Series A Senior Notes due 2006

                               of G+G Retail, Inc.

                                       and

           Warrants to purchase 8209 shares of Class D Common Stock

                          of G&G Retail Holdings, Inc.

             representing 7.5% of the fully-diluted common stock

                          of G&G Retail Holdings, Inc.



                               Purchase Agreement

                                   May 6, 1999

                         U.S. BANCORP INVESTMENTS, INC.

                            CIBC WORLD MARKETS CORP.

--------------------------------------------------------------------------------

                           107,000 Units consisting of
                       11% Series A Senior Notes due 2006
                                       of
                                G+G Retail, Inc.
                                       and
            Warrants to purchase 8209 shares of Class D Common Stock
                                       of
                            G&G Retail Holdings, Inc.

             representing 7.5% of the fully-diluted common stock

                          of G&G Retail Holdings, Inc.



                               PURCHASE AGREEMENT

                                                                     May 6, 1999

U.S. Bancorp Investments, Inc.
CIBC World Markets Corp.
c/o U.S. Bancorp Libra
156 West 56th Street, Suite 901
New York, New York 10019

Dear Sirs:

            G+G Retail, Inc., a Delaware corporation (the "Company"), and G&G Retail Holdings, Inc., a Delaware corporation ("Holdings" and, together with the Company, the "Issuers") propose to issue and sell to U.S. Bancorp Investments, Inc. and CIBC World Markets Corp. (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers") an aggregate of 107,000 Units, each Unit consisting of $1,000 in principal amount of 11% Series A Senior Notes due 2006 of the Company (the "Series A Notes") and one Warrant (a "Warrant") to purchase
 .07672 shares of Class D Common Stock of Holdings, par value $.001 per share (such shares aggregating to 7.5% of the fully-diluted common stock of Holdings as of the Closing Date, the "Warrant Shares" and, together with the Notes, the "Units"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Warrants are to be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of the Closing Date, between Holdings and U.S. Bank Trust National Association, as warrant agent (the "Warrant Agent"). The Units are to be issued pursuant to a Unit Agreement (the "Unit Agreement"), to be dated as of the Closing Date, among Holdings, the Company and U.S. Bank Trust National Association, as unit agent (the "Unit Agent"). As used herein, the term "Securities" shall mean, collectively, the Units, the

Notes, the Warrants and the Warrant Shares. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

            1. Offering Memorandum. The Securities will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated April 15, 1999 (the "Preliminary Offering Memorandum") relating to the Notes and the Issuers have prepared a final offering memorandum, dated May 10, 1999 (the "Offering Memorandum"), relating to the Units.

            Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Act, the Securities (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
       (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2),
       (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
       (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED

      INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE [TRUSTEE][WARRANT AGENT] AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, the number of Units set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to $903.46 per Unit (the "Purchase Price").

            3. Terms of Offering. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "Exempt Resales") of the Units purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) persons permitted to purchase the Units in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Units to Eligible Purchasers initially at a price equal to $931.40 per Unit. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement related thereto (the "Debt Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Debt Registration Rights Agreement). Holders (including subsequent transferees) of the Warrants and Warrant Shares will have the registration rights described in the Offering Memorandum which will be set forth in the registration rights agreement (the "Equity Registration Rights Agreement" and, together with the Debt Registration Rights Agreement, the "Registration Rights Agreements"), to be dated the Closing Date, for so long as such Warrants and Warrant Shares constitute Transfer Restricted Securities.

            Pursuant to the Debt Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 11% Series B Senior Notes (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Debt Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Debt Registration Statements to be declared and remain effective and usable for the periods specified in the Debt Registration Rights Agreement and to consummate the Exchange Offer.

            Pursuant to the Equity Registration Rights Agreement, Holdings will agree (i) to file with the Commission a registration statement under the Act for the sale of the Warrant Shares upon a demand by the holders of a majority of the Warrant Shares any time after six months following certain public offerings of Holdings common stock and (ii) to include the Warrant Shares in any filing of a registration statement pertaining to Holdings common stock upon and following a qualified public offering of Holdings common stock (in each case, the registration statements filed are referred to as the "Equity Registration Statements" and, together with the Debt Registration Statements, the "Registration Statements") as described in the Offering Memorandum.

            This Agreement, the Indenture, the Notes, the Warrant Agreement, the Warrants, the Unit Agreement, the Units and the Registration Rights Agreements are hereinafter sometimes referred to collectively as the "Operative Documents."

            4. Delivery and Payment.

                  (a) Delivery of, and payment of the Purchase Price for, the Units shall be made at the offices of Latham & Watkins, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 12:30 p.m. New York City time, on May 17, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Issuers in writing. The time and date of such delivery and the payment for the Units are herein called the "Closing Date."

            5. Agreements of the Issuers. Each Issuer hereby agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with the representations and warranties and agreements set forth in
Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) During (1) the period commencing on the date hereof and ending on the date the Offering Memorandum is first mailed in connection with Exempt Resales by the Initial Purchasers and (2) such period thereafter as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, and in connection with market-making activities of the Initial Purchasers for so long as any Securities are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                  (d) If, during the periods referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of all Units pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Units for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither Issuer shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

                  (f) So long as the Securities are outstanding and the Indenture or Warrant Agreement so requires, (i) to mail and make generally available (in the time period required to file a Form 10-K with the Commission if either Issuer was required to file such form) after the end of each fiscal year to the record holders of the Notes or Warrants, a financial report of the Issuers and their subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Issuers' independent public accountants and (ii) to mail and make generally available (in the time period required to file a Form 10-Q with the Commission if either Issuer were required to file such form) after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (g) So long as the Securities are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by either Issuer to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of either Issuer is listed and such other publicly available information concerning the Issuers and/or their subsidiaries as the Initial Purchasers may reasonably request.

                  (h) So long as any of the Securities remain outstanding and during any period in which an Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, upon request, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act concerning the Issuers or the Securities.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and accountants of the Issuers in connection with the sale and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee, the Warrant Agent, the Unit Agent and their counsel in connection with the Indenture, the Notes, the Warrant Agreement, the Warrants, the Unit Agreement and the Unit, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including
DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses associated with the performance of the Issuers of their obligations under the Operative Documents, (xi) all reasonable and documented out-of-pocket expenses (including reasonable legal fees and expenses) of U.S. Bancorp Investments, Inc. incurred in connection with the sale and delivery of the Securities; provided that the aggregate amount of such out-of-pocket expenses incurred shall not exceed $250,000, as pursuant to an Engagement Letter among Libra Investments, Inc., G+G Retail, Inc., and the other parties thereto, dated as of July 15, 1998; provided, further, that such costs and expenses shall only be payable (x) if (A) an agreement has been reached on or before the Closing Date (in any event prior to the consummation of the offering) whereby Cerberus G&G Retail L.L.C. ("Cerberus") waives or otherwise relinquishes its anti-dilution adjustment rights as a result of the issuance of the Warrants and the issuance of shares underlying the Warrants, or (B) the Initial Purchasers cure or satisfy the effects of the anti-dilution adjustment rights with respect to the Warrants whereby Pegasus Partners, L.P., Pegasus Related Partners, L.P., Pegasus G&G Retail, L.P. and Pegasus G&G Retail II, L.P. do not experience ratable dilution of their common shares of Holdings, or (y) if the Company otherwise agrees and (xii) and all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

                  (j) To use its reasonable best efforts to effect the inclusion of the Units, Warrants and Notes in PORTAL and to maintain the listing of the Units, Warrants and Notes on PORTAL for so long as such securities are outstanding.

                  (k) To use its reasonable best efforts to obtain the approval of DTC for "book-entry" transfer of the Securities, and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

                  (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Units under the Act.

                  (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

                  (n) To use its reasonable best efforts to cause the Exchange Offer to be made in the appropriate form to permit Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (o) To comply with all of its agreements set forth in the Registration Rights Agreements.

                  (p) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

                  (q) To repay all outstanding indebtedness under the Senior Bridge Notes (as defined in the Offering Memorandum) on or prior to the Closing Date.

            6. Representations, Warranties and Agreements of the Issuers. As of the date hereof and as of the Closing Date, the Issuers, jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that:

                  (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. To the knowledge of the Issuers, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                  (b) Each of the Issuers and their subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Issuers and their subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (c) All outstanding shares of capital stock of the Issuers have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as described in the Offering Memorandum.

                  (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Issuers. All of the outstanding shares of capital stock of each of the Issuers' subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Issuers, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), other than Liens disclosed in the Offering Memorandum.

                  (e) The Warrants, when issued on the Closing Date, will provide for the right to purchase 7.499% of the fully-diluted common shares of Holdings, subject to certain exceptions set forth in the Offering Memorandum;

                  (f) This Agreement has been duly authorized, executed and delivered by the Issuers.

                  (g) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company and the other parties thereto, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (h) Each of the Issuers has duly and validly authorized the issuance of the Securities to be issued by it as part of a Unit.

                  (i) The Series A Notes have been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters in all material respects to the description thereof contained in the Offering Memorandum.

                  (j) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (k) The Warrants have been duly authorized by Holdings and, on the Closing Date, will have been validly delivered by Holdings. When the Warrants are issued, the Warrants will be valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrants.

                  (l) The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Units.

                  (m) The Warrant Shares have been duly and validly authorized for issuance by Holdings, and when issued pursuant to the terms of the Warrants and the Warrant Agreement will be fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrant Shares.

                  (n) The Debt Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Debt Registration Rights Agreement has been duly executed and delivered by the Company and the other parties thereto, the Debt Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) rights to indemnification and contribution thereunder may be limited by federal and state securities laws and public policy considerations and (iv) enforcement of any provision requiring the payment of liquidated damages may be limited by public policy considerations. On the Closing Date, the Debt Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof in the Offering Memorandum.

                  (o) The Equity Registration Rights Agreement has been duly and validly authorized by Holdings and, when duly executed and delivered by Holdings, will be a valid and binding agreement of Holdings, enforceable against it in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Equity Registration Rights Agreement.

                  (p) The Warrant Agreement has been duly and validly authorized by Holdings and, when duly executed and delivered by Holdings, will be a valid and binding agreement of Holdings, enforceable against it in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Warrant Agreement.

                  (q) The Unit Agreement has been duly and validly authorized by the Issuers and, when duly executed and delivered by the Issuers, will be a valid and binding agreement of the Issuers, enforceable against it in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
(iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The Offering Memorandum contains an accurate summary, in all material respects, of the terms of the Unit Agreement.

                  (r) Neither of the Issuers nor any of their subsidiaries is
(i) in violation of its respective charter or by-laws (other than immaterial violations with respect to the establishment of, and election of directors to, certain committees which shall be cured prior to the Closing Date) or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and their subsidiaries, taken as a whole, to which the

Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, except in the case of clause (ii), for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect .

                  (s) The execution, delivery and performance of this Agreement and the other Operative Documents by the Issuers, compliance by the Issuers with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) assuming the accuracy of the Initial Purchasers' representations, warranties and agreements set forth in
Section 7 hereof, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and such as may be required under the securities or Blue Sky laws of the various states and such as may be required under the Act or the TIA in connection with the transactions contemplated by the Registration Rights Agreements), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Issuers or any of their subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and their subsidiaries, taken as a whole, to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, except in the case of (B), for such conflicts, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Issuers, any of their subsidiaries or their respective property, except for such violations or conflicts that would not, singly or in the aggregate, have a Material Adverse Effect, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any material agreement or instrument to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Issuers or any of their subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except for such terminations, suspensions or revocations or other impairments that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (t) There are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened to which the Issuers or any of their subsidiaries is or, to the knowledge of the Issuers, could be a party or to which any of their respective property is or, to the knowledge of the Issuers, could be subject, which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

                  (u) Neither of the Issuers nor any of their subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (w) Each of the Issuers and their subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Issuers and their subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and to the knowledge of the Issuers, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Issuers or any of their subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

                  (x) Ernst & Young LLP, which has certified the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent auditors with respect to the Issuers, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (y) The historical financial statements, together with related notes set forth in the Offering Memorandum (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Holdings and its subsidiaries and the Company and its subsidiaries, in each case, on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such historical financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and, subject to the qualifications stated in the Preliminary Offering Memorandum and the Offering Memorandum, the other historical financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers (to the extent applicable, in the case of statistical information).

                  (z) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Issuers and their subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. Subject to the qualifications stated in the Preliminary Offering Memorandum and the Offering Memorandum, the other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                  (aa) Neither Issuer is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, neither Issuer will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (bb) There are no contracts, agreements or understandings between either of the Issuers and any person granting such person the right to require either of the Issuers to file a registration statement under the Act with respect to any securities of the Issuers or to require the Issuers to include such securities with the Securities registered pursuant to any Registration Statement, except as disclosed by the Offering Memorandum.

                  (cc) Neither the Issuers nor any of their subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
224) of the Board of Governors of the Federal Reserve System.

                  (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any executive officer of the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers' retaining any rating assigned to the Issuers or any securities of the Issuers or (ii) has indicated to any executive officer of the Issuers that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers or any securities of the Issuers.

                  (ee) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in or contemplated by the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of either Issuer and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development which could reasonably be expected to result in a material adverse change in the capital stock or in the long-term debt of the either Issuer or any of its subsidiaries and (iii) neither Issuer nor any of their subsidiaries has incurred any material liability or obligation, direct or contingent.

                  (ff) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (gg) When the Securities are issued and delivered by the Issuers pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (hh) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Issuers or any of their representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof.

                  (ii) Assuming the accuracy of the Initial Purchasers' representations, warranties and agreements set forth in Section 7 hereof, prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                  (jj) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Securities was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith, and the Company was not, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will not be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities), insolvent (as defined in Section 101(32) of Title 11 of the United States Bankruptcy Code), and the Company had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities), sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities), able to pay its debts as they mature.

                  (kk) Neither the Issuers nor any of their affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Units.

                  (ll) Assuming the accuracy of the Initial Purchasers' representations, warranties and agreements set forth in Section 7 hereof, the Units offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (mm) The Issuers and their affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2).

                  (nn) The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Security by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

                  (oo) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme on the part of the Issuers to evade the registration provisions of the Act.

                  (pp) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in
Section 7 hereof.

                  (qq) Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or counsel for the Initial Purchasers on or after the date hereof but prior to or on the Closing Date shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered thereby.

                  (rr) The Issuers and their subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and no executive officers of the Issuers or any of their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Issuers, and agrees that:

                  (a) Such Initial Purchaser is either a QIB or an Institutional Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

                  (b) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only (x) to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) in offshore transactions in reliance upon Regulation S under the Act and (z) in compliance with the laws of any jurisdiction outside of the United States in which it offers or sells the Securities.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from, (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred only (I) to the Issuers or any of their subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
(III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 903 or 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Security (the form of which is substantially the same as Exhibit D to the Indenture) and, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities.

                  (f) Assuming the accuracy of the Issuers' representations, warranties and agreements set forth in Section 6 hereof, the Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) The sale of the Securities offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme on the part of the Initial Purchasers to evade the registration provisions of the Act.

                  (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until the end of the distribution compliance period in connection with the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such distribution compliance period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

                  (i) Such Initial Purchaser and its affiliates and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

                  (j) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor (as defined in Regulation S), dealer or person receiving a selling concession, fee or other remuneration during the distribution compliance period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of a distribution at any time or (ii) otherwise until the end of the distribution compliance period in connection with the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (k) Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the distribution compliance period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.

                  Such Initial Purchaser acknowledges that the Issuers and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

            8. Indemnification.

                  (a) Each of the Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, their directors, officers, employees and agents and each person, if any, who controls each of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Issuers to any holder or prospective purchaser of Securities pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Issuers by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum, as then amended or supplemented (so long as the Offering Memorandum and any amendment or supplement thereto was provided by the Issuers to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date), to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if each untrue statement of a material fact contained in, and each omission or alleged omission of a material fact from, such Preliminary Offering Memorandum was corrected in the Offering Memorandum and a court of competent jurisdiction shall have finally determined that such Initial Purchaser would not have incurred such losses, claims, damages, liabilities and expenses had the Offering Memorandum been delivered or sent, as so amended or supplemented.

                  (b) The Initial Purchasers severally agree to indemnify and hold harmless the Issuers and their directors, officers, employees and agents and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, to the same extent as the foregoing indemnity from the Issuers to the Initial Purchasers but only with reference to information relating to the Initial Purchasers furnished in writing to the Issuers by an Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, and without reference to the proviso contained therein.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action, or employ counsel reasonably satisfactory to the indemnified party, within a reasonable amount of time after notice of the institution of such action by the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case as described in clause (i), (ii) or (iii) of the preceding sentence, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such single firm shall be designated in writing by U.S. Bancorp Investments, Inc., in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with the indemnifying party's written consent or (ii) effected without its written consent only if the settlement is entered into more than 75 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and not contested its indemnification obligations in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (after underwriting discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Units. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial

Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation even if the Initial Purchasers were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Units purchased by each of the Initial Purchasers hereunder and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any securities of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any securities of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers and their subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Issuers or any of their subsidiaries and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the good faith judgment of the Initial Purchasers, is material and adverse and, in the good faith judgment of the Initial Purchasers, makes it impracticable to market the Units on the terms and in the manner contemplated in the Offering Memorandum.

                  (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of each of the Issuers, confirming the matters set forth in Sections 6(ee), 9(a) and 9(b) and stating that each of the Issuers has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Issuers, to the effect that:

                        (i) each Issuer has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                        (ii) each Issuer is duly qualified and is in good
                  standing as a foreign corporation authorized to do business in each jurisdiction listed on a schedule to the opinion;

                        (iii) all the outstanding shares of capital stock of
                  each Issuer have been duly authorized and validly issued and are fully paid, non-assessable and, except as otherwise described in the Offering Memorandum, under the each Issuer's certificate of incorporation, the Delaware General Corporate Law, and the Material Agreements referred to below, not subject to any preemptive or similar rights;

                        (iv) the Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless whether considered in a proceeding at law or in equity) (collectively, the "Exceptions");

                        (v) the Warrants have been duly authorized by Holdings and, on the Closing Date, when countersigned by the Warrant Agent and issued and delivered in accordance with the terms of this Agreement and the Warrant Agreement, the Warrants will be the valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, subject to the Exceptions;

                        (vi) the Units have been duly authorized by the Issuers and, on the Closing Date, when countersigned by the Unit Agent and issued and delivered in accordance with the terms of this Agreement and the Unit Agreement, the Units will be the valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to the Exceptions;

                        (vii) the Warrant Shares have been duly and validly authorized for issuance by Holdings, and when issued and delivered upon payment of the exercise price pursuant to the terms of the Warrants and the Warrant Agreement will be fully paid and nonassessable and, except as otherwise described in the Offering Memorandum, under Holding's certificate of incorporation, the Delaware General Corporate Law, and the Material Agreements referred to below, will not be subject to any preemptive or similar statutory rights;

                        (viii) the Indenture has been duly authorized, executed
                  and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Exceptions;

                        (ix) this Agreement has been duly authorized, executed and delivered by the Issuers;

                        (x) The Debt Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Exceptions and except as (x) rights to indemnification and contribution thereunder may be limited by federal and state securities laws and public policy considerations and (y) enforcement of any provision requiring the payment of liquidated damages may be limited by public policy considerations;

                        (xi) the Warrant Agreement has been duly and validly
                  authorized, executed and delivered by Holdings and is a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, subject to the Exceptions;

                        (xii) the Equity Registration Rights Agreement has been
                  duly authorized, executed and delivered by Holdings and is a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, subject to the Exceptions and except as rights to indemnification and contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                        (xiii) the Unit Agreement has been duly and validly
                  authorized, executed and delivered by the Issuers and is a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to the Exceptions;

                        (xiv) the Series B Senior Notes have been duly
                  authorized;

                        (xv) the statements under the captions "Description of
                  Notes," "Description of Warrants," and "Description of Units" in the Offering Memorandum, insofar as such statements constitute a summary of the terms of the Series A Notes, the Warrants and the Units fairly present in all material respects the terms of the Series A Notes, the Warrants and the Units;

                        (xvi) the statements under the caption "Certain Federal
                  Income Tax Considerations" to the extent they describe statutes, rules or regulations or legal conclusions with respect to their application, have been reviewed by us and are correct in all material respects;

                        (xvii) the execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Issuers, the compliance by the Issuers with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained and such as may be required under the securities or Blue Sky laws of the various states and, with respect to the Exchange Offer and the transactions contemplated by the Registration Rights Agreements, under the Act and the TIA), (ii) violate or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Issuers or any of the agreements set forth in officer's certificates of the Issuers accompanying the opinion (the "Material Agreements"),
                  (iii) to such counsel`s knowledge, violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Issuers or their property, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under the Material Agreements.

                        (xviii) neither Issuer is and, after giving effect to
                  the offering and sale of the Securities and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                        (xix) to such counsel's knowledge based solely on a
                  review of the minute books of the Issuers, the Material Agreements and officer's certificates of the Issuers accompanying the opinion, there are no contracts, agreements or understandings between the Issuers and any person granting such person the right to require the Issuers to file a registration statement under the Act with respect to any securities of the Issuers or to require the Issuers to include such securities with the Securities registered pursuant to any Registration Statement, except as disclosed in the Offering Memorandum;

                        (xx) the Indenture complies as to form in all material
                  respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA assuming (i) each person to whom the Initial Purchasers initially offer or sell the Securities in accordance with Section 3 of this Agreement and the Offering Memorandum is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchaser's representations, warranties and agreements contained in
                  Section 7 of this Agreement, (iii) the accuracy of the representations and warranties of the Issuers set forth in Sections 6(gg), (hh), (kk), (ll), (mm), (nn) and (oo) of this Agreement.

                        (xxi) no registration under the Act of the Securities is
                  required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming (i) each person to whom the Initial Purchasers initially offer or sell the Securities in accordance with Section 3 of this Agreement and the Offering Memorandum is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchaser's representations, warranties and agreements contained in Section 7 of this Agreement, (iii) the accuracy of the representations and warranties of the Issuers set forth in Sections 6(gg), (hh), (kk), (ll), (mm), (nn) and (oo) of this Agreement.

            Such counsel shall also state that, to its knowledge based solely on the statements set forth in officer's certificates of the Issuers accompanying its opinion and a review of such firm's own litigation docket and other than as set forth in the Offering Memorandum, there is no action or proceeding, governmental or otherwise, pending to which the Issuers or G & G Retail of Puerto Rico, Inc. ("G&G Puerto Rico") is a party or to which the properties or assets of the Issuers or G&G Puerto Rico are subject, that if determined adversely to the Issuers or G&G Puerto Rico, would have a Material Adverse Effect.

            Such counsel shall also state that, while it does not opine upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth in such counsel's opinions in paragraphs (xv) and (xvi) above) and such counsel has not made any independent check or verification thereof, it has participated in conferences with officers and other representatives of the Issuers and with the Initial Purchasers and their representatives in connection with the preparation of the Offering Memorandum, and based upon these conferences and such counsel's review of the documents referenced above (such counsel's determination of materiality being based in part upon the opinions, representations and statements of the officers and other representatives of the Issuers), no facts have come to such counsel's attention which lead it to believe that the Offering Memorandum as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion or belief on the financial data, statements and related notes, the financial statement schedules and other financial, accounting and statistical data and the teen market data included in the Offering Memorandum or omitted therefrom).

            The opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP described in Section 9(e) above shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent auditors, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (h) The Units shall have been approved by the NASD for trading and duly listed in PORTAL.

                  (i) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                  (j) The Company shall have executed the Debt Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                  (i) Holdings shall have executed the Warrant Agreement and the Warrant Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed thereof.

                  (k) Holdings shall have executed the Equity Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by Holdings.

                  (l) The Company shall have issued notice of prepayment to the Administrative Agent of the Senior Bridge Notes, at least 5 business days prior to the Closing Date.

                  (m) The Initial Purchasers shall not have notified the Company on or before 4:50 p.m. New York time on May 10, 1999 that the Initial Purchasers, the Company and SunAmerica Investments, Inc. have not agreed to the terms of the Warrant Agreement and the Equity Registration Rights Agreement and SunAmerica Investments, Inc. does not remain committed to purchase its full $16 million of Units;

                  (n) The Initial Purchasers shall not have notified the Company on or before 3:00 p.m. New York time on May 10, 1999 that any person designated as a purchaser of a Unit pursuant to Exempt Resales has not received the Offering Memorandum; and

                  (o) The Issuers shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuers, as the case may be, at or prior to the Closing Date.

            10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

            This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Initial Purchasers materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuers and their subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Initial Purchasers has a material adverse effect on the financial markets in the United States.

            If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Units which it or they have agreed to purchase hereunder on such date and the aggregate number of the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the number of the Units set forth opposite its name in Schedule A bears to the aggregate number of the Units which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the Units which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of the Units which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of such Units without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Units and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such the Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Issuers. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

            11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be in writing and addressed as follows: (i) if to the Issuers, to G+G Retail, Inc., 520 Eighth Avenue, New York, NY 10018 Attention: Chief Financial Officer and (ii) if to the Initial Purchasers, U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., 11766 Wilshire Blvd, Suite 870, Los Angeles, California 90025 Attention: General Counsel, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, the officers or directors of the Issuers, or any person controlling the Issuers, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

            If for any reason the Units are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 or a breach or default by the Initial Purchasers under this Agreement), the Issuers agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Issuers also agree to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under Section 8).

            The Initial Purchasers agree to reimburse the Issuers and their officers, directors and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation their rights under Section
8).

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors and officers of the Issuers and each of their successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

            This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Initial Purchasers.

                                    Very truly yours,

                                    G+G RETAIL, INC.

                                    By: /s/ Scott Galin
                                       ----------------------------
                                       Name:  Scott Galin
                                       Title: President and Chief
                                              Operating Officer

                                    G&G RETAIL HOLDINGS, INC.

                                    By: /s/ Michael Kaplan
                                       ----------------------------
                                       Name:  Michael Kaplan
                                       Title: Vice President and
                                              Chief Financial Officer

U.S. BANCORP INVESTMENTS, INC.
CIBC WORLD MARKETS CORP.

By: /s/ Jean Smith
   ----------------------------
   Name:  Jean Smith
   Title: Managing Director

                                   SCHEDULE A

                                                          Number
            Initial Purchasers                           of Units
            ------------------                           --------

U.S. Bancorp Investments, Inc.............                64,200

CIBC World Markets Corp...................                42,800
                                                         -------

   Total                                                 107,000

                                   SCHEDULE B

                                  Subsidiaries

                                G+G Retail, Inc.
                        G & G Retail of Puerto Rico, Inc.

                                    EXHIBIT A

                 [FORM OF DEBT REGISTRATION RIGHTS AGREEMENT]

                                      35